WATERGATE OFFICE LEASE

WATERGATE TOWER ASSOCIATES,

A California Limited Partnership,

Landlord

And

SCOPUS TECHNOLOGY, INC.,

A California Corporation,

Tenant

TABLE OF CONTENTS

  PARTIES; BASIC LEASE PROVISIONS; DEFINED TERMS
    Parties
    Basic Lease Provisions
    Defined Terms
  PREMISES; COMMON AREAS; TENANT PARKING
    Demise of Premises
    Condition of Premises
    Common Areas
    Tenant Parking
  TERM
    Period
    Term Commencement
    Delayed Occupancy
    Holding Over
  BASE RENT; SECURITY DEPOSIT; OPERATING COSTS; TAXES
    Base Rent
    Security Deposit
    Operating Costs
    Taxes Payable By Tenant
    Late Charges and Interest
  USES
    Authorized
    Suitability
    Insurance
    Laws
    Nuisance
    Rules and Regulations

  SERVICES AND UTILITIES
    Basic Services by Landlord
    Additional Heating and Air Conditioning
    Special Apparatuses
    Interruption in Services
    Tenant's Other Utilities
  TENANT'S ALTERATIONS; PROTECTION AGAINST LIENS
    Landlord's Consent Required
    Removal of Tenant's Alterations
    Protection Against Liens
  MAINTENANCE AND REPAIRS
    Landlord's Obligations
    Tenant's Obligations
  INDEMNITY AND EXEMPTIONS OF LANDLORD
    Indemnity
    Exemption of Landlord From Liability
  INSURANCE
    Tenant's Insurance
    Landlord's Insurance
    Subrogation Waiver
  ASSIGNMENT AND SUBLETTING
    Landlord's Consent Required
    Tenant's Application
    Required Provisions
    Bonus Rent
    Fees for Review
    No Release of Tenant
    Assumption of Obligations
    Deemed Transfers
    Landlord's Option to Recapture
  SUBORDINATION AND ATTORNMENT
    Subordination
    Attornment
    Nonmaterial Amendments
  DEFAULT BY TENANT
    Acts Constituting Default
    Landlord's Remedies
  DEFAULT BY LANDLORD
    Existence of Default
    Mortgagee's Right To Cure
    Judgment Against Landlord
  CONDEMNATION
    Termination Due To Taking
    Award For Taking
    No Termination Due To Taking
  DAMAGE AND DESTRUCTION
    Partial Damage - Insured
    Partial Damage - Uninsured
    Total Destruction
    Landlord's Obligations
    Waiver by Tenant
  DEFINITIONS
    "Base Rent"
    "Base Year"
    "Basic Lease Provisions"
    "Bonus Rent"
    "Building"
    "Commencement Date"
    "Common Areas"
    "Environmental Damages"
    "Environmental Requirements"
    "Expiration Date"
    "Hazardous Materials"
    "Increased Operating Costs'
    "Landlord's Work"
    "Lease Date"
    "Mortgagee"
    "Office Complex"
    "Operating Costs"
    "Overdue Rates"
    "Parking Charge"
    "Parking Facilities"
    "Premises"
    "Rules and Regulations"
    "Security Deposit"
    "Scope of Work"
    "Subsequent Year"
    "Substantial Completion"
    "Taking"
    "Tenant Parking"
    "Tenant's Share"
    "Term"
  MISCELLANEOUS PROVISIONS
    Estoppel Certificates
    Surrender of Premises
    Light and Air
    Waiver
    Attorneys' Fees
    Notices
    Merger
    Substituted Premises
    Headings
    Time and Applicable Law
    Successors and Assigns
    Entry by Landlord
    Entire Agreement
    Severability
    Signs
    Execution by Landlord
    Brokers
    Name of building
    Nonrecordability of Lease
    Construction
    Inability to Perform
    Authority
    Quiet Enjoyment
  EXTRA PARKING PERMITS
  LETTER OF CREDIT/SECURITY DEPOSIT
  RIGHT TO NEGOTIATE LEASE OF ADDITIONAL SPACE
    Grant of Right
    Notice of Space Requirement
    Exercise of Negotiation Right
    Limitation of Right

22. TERMINATION OF EXISTING LEASE

WATERGATE OFFICE LEASE

1. PARTIES BASIC LEASE PROVISIONS; DEFINED TERMS

      1.1 Parties. This Watergate Office Lease ("Lease") is entered into in the City of Emeryville, County of Alameda, State of California, between Watergate Tower Associates, a California limited partnership ("Landlord"), and Scopus Technology, Inc,, a California corporation ("Tenant").

      1.2 Basic Lease Provisions. The following Basic Lease Provisions constitute an integral part of this Lease, and each reference in this Lease to the Basic Lease Provisions shall mean the provisions set forth in this Paragraph 1.2. Section references in this Paragraph 1.2 are to the section in which the particular Basic Lease Provision is first discussed. In the event of any conflict between the Basic Lease Provisions and the remainder of the Lease, the latter shall control.

      Lease  Date:          August 24,  1994

      Address of Landlord:  2000 Powell Street,  Suite 1600
                            Emeryville, CA 94608

      Address of Tenant:    Before Lease Execution:
                            1900 Powell Street
                            Suite 900
                            Emeryville, CA  94608

                            After Lease Execution;
                            1900 Powell Street
                            Suite 700
                            Emeryville, CA  94608

Section 2:
      Premises:             Suite 700
      Building:             Watergate Tower 1
                            1900 Powell Street
                            Emeryville, CA  94608

      Premises Rentable Area:     18,539 square feet
      Premises Usable Area:       16,406 square feet
      Building Rentable Area:     215,978 square feet
      Tenant Parking:             Forty-nine (49)
      Extra Parking:              Permits Sixteen (16)
                                  permits subject to Section
                                  19, hereinbelow
      Parking Charge:             $25.00 per permit

Section 3:
      Term:                Five (5) years
      Commencement Date:   October 16, 1994
      Expiration Date:     October 15, 1999

Section 4:
      Base Rent:
                October 16, 1994 - October 31, 1994:
                   $9,722.22
                November 1, 1994 - November 30, 1994:
                   $18,836.80 per month
                December 1, 1994 - December 31, 1994:
                   $23,636.80 per month
                January 1, 1995 - September 30, 1995:
                   $27,577.40 per month
                October 1, 1995 - September 30, 1997:
                   $31,516.34 per month
                October 1, 1997 - October 15,  1999:
                   $32,443.25 per month

      Security Deposit:  $32,443.25, subject to Section 20 hereinbelow

      Base Year:              1995
      Tenant's Share:         8.58 percent

      1.3 Defined Terms. Words and phrases which are capitalized in this Lease (other than words which are capitalized solely to donate the beginning of sentences) are defined terms. The definitions of such words and phrases are set forth in Section 17 of this Lease.

2. PREMISES COMMON AREAS; TENANT PARKING

      2.1 Demise of Premices. on and subject to the terms, covenants and conditions set forth in this Lease, Landlord demises the Premises to Tenant and Tenant rents and hires the Premises from Landlord. The usable and rentable area of the Premises, and the rentable area of the Building, for all purposes under this Lease, are stipulated to be as specified in the Basic Lease Provisions. Landlord shall not be liable to Tenant, nor shall Tenant have any claim against Landlord or defense to the enforcement of this Lease, if it is determined that the actual rentable or usable area of the Premises or the rentable area of the Building differs from that specified in the Basic Lease Provisions.

      2.2 Condition of Premises. Except as otherwise expressly provided in a Scope of Work executed by Landlord and Tenant concurrently with their execution of this Lease, Tenant shall accept the Premises in an "as is" condition on the date the Term commences and Landlord shall have no obligation to improve, alter, remodel or otherwise modify the Premises prior to Tenant's occupancy. Landlord shall construct or install in the Premises only the improvements specified in the Scope of Work, The Scope of Work, if any, will be attached as Exhibit B to this Lease, and , subject to events of force majeure and Tenant delays, Landlord shall cause the Substantial Completion of Landlord's Work pursuant to the Scope of Work on or before the Commencement Date.

      2.3 Common Areas, During the Term, Tenant shall have the nonexclusive right to use of the Common Areas for their intended and usual purpose. However, the manner in which the Common Areas are maintained shall be at the sole reasonable discretion of landlord and use thereof shall be subject to the Rules and Regulations. Landlord reserves the right to make alterations, additions or deletions to, or to change the location of elements of the Common Areas, Building Or Office Complex, and to use the roof, exterior walls and the area above and beneath the Premises, together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Building or Office Complex, in a manner and in locations which do not unreasonably interfere with Tenant's use of or access to the Premises.

      2.4 Tenant Parking. Tenant shall have the right to obtain the number of parking permits designated as Tenant Parking in the Basic Lease Provisions, and each such permit shall authorize Tenant or its employees to park one passenger automobile in the Parking Facilities. Issuance of such parking permits shall be subject to Tenant's payment of the Parking Charge for each permit specified in the Basic Lease Provisions, which Parking Charge shall be payable on the first day of each calendar month during the Term and may be increased by Landlord at any time, and from time to time, during the Term upon not less than thirty (30) days' prior written notice to Tenant. Tenant and its employees shall at all times observe such terms and conditions and charges as may be established by Landlord from time to time concerning the operation and use of the Parking Facilities. Tenant's employees shall not be entitled to park in areas located in the Parking Facilities designated by Landlord for reserved parking or for use by visitors to the Office Complex.

3. TERM

      3.1 Period. The Term shall be for the period specified in the Basic Lease Provisions. The Term shall commence on the Commencement Date end shall end on the Expiration Date, as such dates are determined under Paragraph 3.2 below, unless sooner terminated pursuant to any provision of this Lease.

      3.2 Term Commencement. The anticipated Commencement Date and the corresponding Expiration Date are specified in the Basic Lease Provisions. However, the actual Commencement Date shall be the earlier of (a) the date Tenant first occupies any part of the Premises, or (b) the date of Substantial Completion of the Landlord's Work or (c) the date established by Landlord in the event of a delay by Tenant, as provided in Paragraph 3.3(b) below; and the Expiration Date shall be adjusted so that the period between the actual Commencement Date and the Expiration Date is equal to the Term specified in the Basic Lease Provisions. If the actual Commencement I-ease Date and the Expiration Date differ from those inserted in the Base Lease Provisions as of the Lease Date, then promptly after the Commencement Date Landlord and Tenant shall execute a written acknowledgment of the Commencement Date and the Expiration Late, and attach it as Exhibit C to this Lease,

      3.3 Delayed Occupancy.

                (a) Landlord shall Substantially Complete any Landlord's Work on or before the Commencement Date specified in the Basic Lease Provisions, provided, however, that the Commencement Date for purposes of Landlord's obligation with respect to Landlord's Work shall be extended one (1) day for each day (i) that the Lease is not fully executed by August 22, 1994, (ii) that Tenant causes a delay in Landlord's Work, and (iii) that an event of force majeure delays Landlord's Work. However, this Lease shall not be void or voidable, nor shall Landlord or its agents or contractors have any liability to Tenant, by reason of Landlord's failure to substantially complete Landlord's Work by the Commencement Date specified in the Basic Lease Provisions, or by reason of Landlord's failure to deliver possession of the Premises due to any other cause beyond Landlord's reasonable control, arid postponement of Tenant's rental obligation prior to delivery of possession of the Premises shall be Tenant's exclusive remedy and in sole satisfaction of all claims Tenant might otherwise have by reason of Landlord's failure to deliver the Premises by the Commencement Date specified in the Basic Lease Provisions. Notwithstanding the foregoing, if the Premises are not Substantially Completed on or before the termination date under the Existing Lease (as defined in Section 22) or the date Tenant's right to occupy a portion of its existing space on the ninth floor of the Building under a certain sublease with Preferred Health Network ("Sublease") expires, provided such delay in Landlord's Work has not been caused by Tenant and the termination of the Existing Lease or the Sublease, as the case may be, does not result from Tenant's default, Tenant shall have the right to continue to occupy its entire existing space on the ninth floor of the Building on the same terms and conditions as the Existing Lease.

                (b) Time is of the essence in connection with the delivery to Landlord of each and every drawing, plan, specification, schedule or other item required to be given by Tenant to Landlord or to be approved by Tenant pursuant to the schedule in and provisions of the Scope of Work. Accordingly, notwithstanding any contrary provision of this Lease, if Landlord is delayed in the Substantial Completion of Landlord's Work as a result of (i) Tenant's failure to approve plans, specifications, changes, cost estimates and other items within the time limits specified therefor in the Scope of Work, or (ii) any change by Tenant in said plans, specifications, or other items after the expiration of such time limits, or ;iii) any default by Tenant relating to its obligations hereunder or under the Scope of Work, then, in any or all such instances and without limitation as to any other right or remedy available to Landlord, Landlord may under clause (c) of Paragraph 3.2 determine in its sole reasonable discretion that the actual Commencement Date is the date that Substantial Completion of Landlord's Work would have occurred but for such delay.

      3.4 Holding Over. Tenant shall not be entitled to remain in possession of the Premises after the Expiration Date or after earlier termination of this Lease, except with Landlord's prior written consent. Any such continuance of possession with Landlord's consent shall constitute a month-to-month tenancy on all of the terms and conditions of this Lease, except that the Base Rent shall be 150% of the Base Rent in effect as of the Expiration Date or the earlier termination date. Any such continuance in possession without Landlord's consent (or after such consent has been withdrawn upon thirty (30) days' notice to Tenant) shall constitute an unlawful detention of the Premises; and Tenant shall indemnify, defend and hold Landlord harmless from all claims, losses or liability resulting from Landlord's inability to timely deliver possession of the Premises to any succeeding tenant.

4. BASE RENT; SECURITY DEPOSIT; OPERATING COSTS; TAXES

      4.1 Base Rent. Tenant shall pay to Landlord as monthly Base Rent for the Premises, in advance, without deduction, setoff, prior notice or demand, the sum specified in the Basic Lease Provisions. The first month's Base Rent shall be paid upon Tenant's execution of this Lease, and the Base Rent for each calendar month thereafter during the Term shall be paid on the first day of each such calendar month. If the Commencement Date occurs ors a day other than the first day of a calendar month, the Base Rent payable for the first calendar month of the Term shall be prorated on the basis which the number of days of the Term in the first month bears to the total number of days in such month; and, in such case, Tenant shall pay such prorated Base Rent to Landlord on the Commencement Date, and the first month's Base Rent paid upon execution of this Lease shall be credited against the Base Rent for the second calendar month. If the Term ends on a day other than the last day of a calendar month, the Base Rent payable for the last calendar month of the Term shall be prorated on the basis which the number of days of the Term in the last calendar month tears to the total number of days in such month.

      4.2 Security Deposit.

                (a) Upon Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum specified as the Security Deposit in the Basic Lease Provisions, which shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease, it being expressly understood and agreed that the Security Deposit is not an advance deposit for rent or a measure of Landlord's damages in case of Tenant's default. If at any time Tenant's Base Rent is increased, the Security Deposit shall also be increased by the same percentage Ds the increase in Base Rent and Tenant shall, within ten (101 days after receipt of notice of such increase in Base Rent, deposit cash with Landlord in an amount sufficient to affect such adjustment.

                (b) The Security Deposit may be retained, used or applied by Landlord to remedy any default by Tenant, to repair damage caused by Tenant to any part of the Premises or the Building, and to clean the Premises upon expiration or earlier termination of this Lease, as well as to reimburse Landlord for any amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten 110) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount required hereunder, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on, or any other compensation for, Landlord's retention of the Security Deposit. Tenant may not elect to apply any portion of the Security Deposit toward payment of Base Rent or any other amounts payable by Tenant under this Lease, although Landlord may elect to do so in the event Tenant is in default or is insolvent, If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at Tenant's last known address (or, at Landlord's option, to the last assignee of -tenant's interest hereunder) within thirty (30) days after the Term has ended and Tenant has vacated the Premises.

      4.3 Operating Costs. Tenant shall pay to Landlord Tenant's Share of the Increased Operating Costs as follows:

                (a) Landlord shall submit to Tenant before January 1 of each Subsequent Year, or as soon thereafter as Landlord has sufficient data, a reasonably detailed statement showing the estimated Increased Operating Costs for such Subsequent Year, which determination shall be made by Landlord based upon experience with actual costs and projections. At the first monthly Base Rent payment date following the submittal of such statement and at each succeeding monthly rent payment date thereafter during the Subsequent Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1112th) of the Increased Operating Costs. If Landlord does not submit said statement to Tenant prior to January 1 of any Subsequent Year, Tenant shall continue to pay Tenant's Share of the Increased Operating Costs at the then existing rate until such statement is submitted and, thereafter, at the monthly Base Rent payment date next following the submittal of such statement Tenant shall pay Tenant's Share of the Increased Operating Costs based on the rate set forth in such statement plus, if the new rate is greater than the old rate, the difference accrued from January 1 of such Subsequent Year. Landlord may revise such estimated Increased Operating Costs at the end of any calendar quarter.

                (b) On or before March 31 of the second and each succeeding Subsequent Year or as soon thereafter as Landlord has sufficient data, Landlord shall submit to Tenant a reasonably detailed statement showing the actual Building Operating Costs paid or incurred by Landlord during the previous calendar year. If Tenant's Share of the actual Increased Operating Costs is less than the amount of Tenant's Share of the estimated Increased Operating Costs for the previous Subsequent Year theretofore paid by Tenant, Landlord shall credit such difference against the next Increased Operating Costs payments coming due. If Tenant's Share of the actual Increased Operating Costs is more than the amount of Tenant's Share of the estimated Increased Operating Costs for such previous Subsequent Year theretofore paid by Tenant, Tenant shall pay to Landlord the full amount of such difference at the monthly Base Rent payment date next following the submittal of such statement to Tenant.

                (c) If the Expiration Date or the date of earlier termination of this Lease is other than December 31, the Operating Costs for both the Base Year and the last Subsequent Year shall be prorated based on what the number of days in the Term in the last Subsequent Year bears to 365; and any amounts owed or to be credited pursuant to Paragraph shall be paid at the time in the last Subsequent Year, or in the calendar year immediately following the last Subsequent Year, that such amount is calculated pursuant to Paragraph 4.3(c).

      4.4 Taxes Payable By Tenant, Tenant shall pay before delinquency any and all taxes levied or assessed and which become payable by Tenant (or directly or indirectly by Landlord) during the Term (excluding, however, state and .federal personal or corporate income taxes measured by the income of Landlord from all sources, capital stock taxes, and estate and inheritance taxes, collectively, "Landlord's Taxes"), whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to: (a) the gross or net rental income of Landlord under this Lease, including, without limitation, any gross receipts tax levied by any taxing authority as a supplemental tax, or any other gross income tax or excise tax levied by any taxing authority with respect to the receipt of the rental payable hereunder as a supplemental tax, but specifically excluding Landlord's Taxes; (b1 the value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises; (c1 the possession, lease, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (d) the value of any leasehold improvements, alterations or additions made in or to the Premises, regardless of whether title to such improvements, alterations or additions shall be in Tenant or Landlord; or (e) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

      4.5 Late Charges and Interest. Ail amounts payable under this Lease shall be paid in lawful money of the United States of America. Any amount of Base Rent, Tenant's Share of Increased Operating Costs, Parking Charges or any other amount payable under this Lease which is not paid within ten (1 0) days after it is due shall be subject to a late charge of 5% of the amount unpaid, Any amount due to Landlord that is not paid when due shall bear interest at the Overdue Rate, except that no interest shall accrue for the month in which a late charge is assessed. Tenant's failure to perform any monetary obligations under this Lease shall have the same consequences as Tenant's failure to pay Base Rent.

5. USES

      5.1 Authorized. Tenant shall use the Premises solely for general office purposes and for no other purpose. Tenant shall not use or permit or suffer the Premises or any part thereof to be used for any purpose other than the purpose expressly authorized herein.

      5.2 Suitability, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Office Complex, or with respect to the suitability of same for the conduct of Tenant's business, except as expressly provided in this Lease. Tenant's acceptance of possession of the Premises shall conclusively establish that the foregoing were at such time in satisfactory condition.

      5.3 Insurance. Tenant shall not do or suffer anything to be done in or about the Premises, nor shall Tenant bring or allow anything to be brought into the Premises, which will in any way increase the rate of any fire insurance or other insurance upon the Building or its contents, cause a cancellation of said insurance or otherwise affect said insurance in any manner: provided, however, that Tenant's business as a computer software vendor, in particular Tenant's proposed electrical usage as shown on the Final Plans, shall be deemed to comply with this Section 5.3,

      5.4 Laws. Tenant shall not do or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may be subsequently enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with each and all of said governmental measures and also with the requirements of any board of fire underwriters or other similar body now or hereafter constituted to deal with the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's alterations, additions or improvements. Without limiting the generality of the foregoing, Tenant will maintain throughout the Term a copy of the most current list of chemicals known to the State of California to cause cancer or reproductive toxicity, as published by the State Health and Welfare Agency in accordance with the Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"). Tenant will monitor the chemicals Tenant maintains on the Premises and will comply with both the warning requirements and the discharge prohibitions of Proposition 65 for all chemicals on the Premises that appear on such list. The judgment of any court of competent jurisdiction or the admission 8f Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures or requirements shall be conclusive of that fact as between Landlord and Tenant.

      5.5 Nuisance. Tenant shall not place or permit to be placed on any floor a load exceeding the floor load which such floor was designed to carry. Tenant also shall not do or suffer anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy said tenants or occupants, nor shall Tenant use or suffer the Premises to be used for any unlawful purposes, In no event shall Tenant cause or permit any nuisance in or about the Premises, and no loudspeakers or similar devices shall be used without the prior written approval of Landlord, which approval may be withheld in Landlord's sole discretion. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building.

      5.6 Rules and Regulations. Tenant shall comply with the Rules and Regulations for the Building, together with all modifications and additions thereto adopted by Landlord from time to time. If there is any conflict between the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall prevail. Subject to Tenant's right to quiet enjoyment of the Premises under Section 18.23, Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants of the Building,

6. SERVICES AND UTILITIES

      6.1 Basic Services by Landlord. Provided Tenant is not in default under this Lease, and subject to the provisions elsewhere in this Lease and to the Rules arid Regulations of the Building, Landlord shall furnish the Premises with: (a) water, sewage and electricity suitable in Landlord's judgment for the intended use of the Premises and for the operation of Tenant's business as a computer software vendor, provided Tenant's electrical usage does not exceed Tenant's proposed usage as shown on the Final Plans; (b) heat and air conditioning between 8:00 a.m. and 5:00 p.m. on days other than Saturdays, Sundays arid generally recognized holidays, in an amount reasonably required in Landlord's judgment for the comfortable occupation of the Premises; (c) elevator service, which shall mean service by non-attended automatic elevators or elevators with attendants, either or both, at the option of Landlord; and (d) daily janitorial service (five nights per week) similar to that which is provided in comparable office buildings in the Oakland/Emeryville area. Landlord shall maintain the Common Areas in a clean and orderly manner and in a good state of repair,

      6.2 Additional Heating and Air Conditioning. Landlord shall use reasonable efforts to provide additional or after-hours heating or air conditioning at Tenant's request, provided Tenant pays to Landlord the cost of such services as determined solely by Landlord based upon Landlord's reasonable estimates of the costs of such additional services, plus a reasonable charge (not to exceed ten percent (10%) of the cost of such services) for Landlord's overhead expense. Tenant shall keep all draperies closed when necessary because of the sun's position and at all times reasonably cooperate with Landlord and abide by all the regulations and requirements which Landlord may prescribe from time to time for the proper functioning and protection of the heating, ventilating and air conditioning systems. Whenever heat-generating machines or equipment or lighting used in the Premises by Tenant affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install any machinery and equipment Landlord deems reasonably necessary to restore the temperature balance in any affected part of the Building, including but not limited to modifications to the Building's air conditioning system or installation of supplementary air conditioning units. Tenant shall pay the cost thereof, including installation and any additional costs of operation and maintenance occasioned thereby, to Landlord upon demand.

      6.3 Special Apparatus. Tenant shall not, except with Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion, either: (a) use any apparatus or device in the Premises which will increase the amount of cooling, ventilation, electricity or water supplied to the Premises beyond that provided as part of Landlord's Work; or (b) connect with electric current or water pipes any device or apparatus for the purpose of using electrical current or water, except as such connections now exist or as may be provided for in the Scope of Work. If Landlord consents to the use and/or connection of any apparatus or device described in clauses (a) and (b) above, Landlord may install meters or similar monitoring devices to measure the amount of utilities consumed by such apparatus or devices and Tenant shall pay for the cost of all work and materials required for the installation, maintenance and use of such meters and monitoring devices. If Landlord elects not to install a special meter or monitoring device, Landlord shall determine the amount of additional utilities and resources consumed by such apparatus tar device based upon Landlord's reasonable estimates and best judgment, and such determination, made in good faith by Landlord, shall be conclusive on Tenant. Tenant shall pay to Landlord promptly upon demand the cost of any excess use of utilities and resources based on the rates charged by the local public utility company or other supplier furnishing same, plus any additional expense incurred by Landlord in keeping account of the foregoing and administering same.

      6.4 Interruption In Service. Landlord shall use diligent efforts to remedy any interruption in the furnishing of services and utilities. However, Landlord shall not be in default under this Lease or liable for any damages directly or indirectly arising from, nor shall the rent be abated except as provided below by reason of, any failure to provide or any reduction in any of the above services or utilities if such failure or reduction is caused by the making of repairs or improvements to the Premises or the Building, the installation of equipment, acts of God or the elements, labor disturbances of any character, or any other events or conditions whatsoever beyond the reasonable control of Landlord, or rationing or restrictions on the use of said services and utilities due to energy shortages or other causes, whether or not any of the above result from acts or omissions of Landlord. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental bodies or utilities suppliers in reducing energy or other resources consumption. The failure of Landlord to provide the utilities and services specified in this Section B shall not constitute a constructive or other eviction of Tenant. If any interruption in the furnishing of utilities or services to the Premises materially, adversely affects Tenant's use and occupancy of the Premises, Tenant shall be entitled to an abatement of Base Rent in proportion to the interference with Tenant's use and occupancy, only if, and to the extent that, such interruption continues for more than thirty (30) days.

      6.5 Tenant's Other Utilities. Tenant shall pay prior t0 delinquency for all telephone and all other materials and services not expressly required to be provided by Landlord, which may be furnished to or used in, on or about the Premises during the Term.

7. TENANT'S ALTERATIONS; PROTECTION AGAINST LIENS

      7.1 Landlord's Consent Required, Tenant shall not make or permit to be made any alterations, additions or improvements to the Premises or any part thereof, without first obtaining Landlord's written consent. When applying for such consent, Tenant shall, if required by Landlord, furnish complete plans and specifications for such alterations, additions or improvements. All alterations, additions or improvements to the Premises shall be performed by contractors selected and supervised by Landlord for Tenant's account and at Tenant's sole cost and expense. Within ten (101 days after receipt of a written statement from Landlord, Tenant shall reimburse Landlord for all reasonable costs arising in connection with Landlord's approval of plans and specifications and supervision of contractors. Landlord shall have the right to require that any contractor performing alterations, improvements or additions to the Premises shall, prior to commencement of any work, provide Landlord with a performance bond and labor and materials payment bond in the amount of the contract price for the work, naming Landlord and Tenant (and any other persons designated by Landlord as co-obligees). All alterations, additions, fixtures and improvements, including without limitation all improvements made pursuant to a Scope of Work, whether temporary or permanent in character, made in or upon the Premises either by Landlord or Tenant, shall at once belong to Landlord and become part of the Premises and shall remain on the Premises without compensation of any kind to Tenant, unless Landlord requires their removal under Paragraph 7.2 below. Tenant shall carry insurance as required by Section 10 covering any improvements, alterations or additions to the Premises made or paid for by Tenant except for Landlord's Work described in the Scope of Work, it being understood and agreed that none of such alterations, additions or improvements shall be insured by Landlord nor shall Landlord be required under any provision of this Lease to repair, reconstruct or reinstall any such alterations, additions or improvements. Movable furniture and equipment which are removable without material damage to the Building or the Premises shall remain the property of Tenant.

      7.2 Removal of Tenant's Alterations. Notwithstanding any contrary provision in this Lease, Tenant shall, upon Landlord's written request made prior to or within thirty (30i days following the Expiration pate or the earlier termination of this Lease, promptly remove any alterations, additions, fixtures or improvements designated by Landlord to be removed and repair any damage to the Premises resulting from such removal. Landlord may, in connection with any such removal which might in Landlord's judgment involve damage to the Promises, require that such removal be performed by a bonded contractor or other person for whom a bond satisfactory to Landlord has been furnished covering the cost of repairing the anticipated damage.

      7.3 Protection Against Liens. Tenant shall keep the Premises, the Building and the Common Areas free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant, In the event that Tenant shall not, within twenty (201 days following written notice of the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided in this Lease and by law, the right, but no obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys' fees and costs, shall be payable by Tenant upon demand with interest at the Overdue Rate from the date such sums are paid or expenses incurred by Landlord. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least ten (101 business days' prior written notice of the day of commencement of any work relating to alterations, additions or improvements in or to the Premises.

8. MAINTENANCE AND REPAIRS

      8.1 Landlord's Obligations. Subject to Sections 15 and 16, Landlord shall maintain in good order, condition and repair the structural portions of the Building including the exterior walls, underflooring and roof, the basic heating, ventilating, air conditioning, plumbing, electrical, arid fire detection and security systems, and all other portions of the Premises not the obligation of Tenant or any other tenant in the Building. However, if any such maintenance or repair becomes necessary in whole or in part because of wrongful acts or omissions by Tenant or Tenant's employees, agents, invitees or customers, or because of a breaking and entering, Tenant shall pay the entire cost thereof upon demand. Landlord shall not be liable to Tenant, and rent shall not be abated, for any failure by Landlord to maintain and repair areas which are being used in connection with construction of improvements, or for any failure to make any repairs or perform any maintenance unless such failure shall continue for an unreasonable time after written notice of the need therefor is given to Landlord by Tenant. Landlord shall also not be liable under any circumstances for loss of profits or for injury to or interference with Tenant's business arising from or in connection with the making of or the failure of Landlord to make any repairs, maintenance, alterations or improvements in order to make any repairs, maintenance, alterations or improvements in or to any portion of the Building or the Common Areas or in or to fixtures, appurtenances and equipment therein. Notwithstanding the foregoing. if Landlord fails to make any repairs or perform any maintenance within a reasonable time after written notice of the need therefor from Tenant to Landlord, Tenant may, after giving Landlord at least ten (10) days' prior written notice of its intent to do so, make necessary repairs or perform necessary maintenance, provided, however, (a) Tenant's work does not affect structural elements of the Building or Building systems, and (b) so long as Landlord is diligently attempting to make the necessary repairs or perform the necessary maintenance, Tenant shall have no right of "self-help."

      8.2 Tenant's Obligation,

                (a) Tenant shall maintain the Premises in good order, condition and repair including the interior surfaces of the ceilings, walls and floors, all doors, interior windows, and all special plumbing pipes, valves and fixtures, electrical wiring, panels, switches, and all other fixtures and equipment installed for the use of the Premises by or on behalf of Tenant, including, without limitation, the "PBX Switchboard Area" and "Computer Labs" shown on the Final Plans (as defined in the Scope of Work. Tenant expressly waives the benefit of any statute, ordinance or judicial decision now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair,

                (b) Upon the Expiration Date or the earlier termination of this Lease, Tenant shall surrender the Premises in the same condition as received, except for ordinary wear and tear and damage by fire, earthquake, acts of God or the elements, not caused by wrongful act or omission of Tenant or Tenant's agents, and shall promptly remove or cause to be removed, at Tenant's expense, from the Premises and the Building any signs, notices and displays placed by Tenant.

                (c) Tenant shall repair any damage to the Premises or the Building caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, furniture, movable partitions or permanent improvements or additions, including without limitation, repairing the floor and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction, but excluding any damage caused by reasonable use. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant reasonably founded on such delay.

                (d) Tenant shall do all acts required to comply with all applicable laws, ordinances, regulations and rules of any public authority relating to Tenant's use and occupancy of the Premises.

                (e) If Tenant fails to maintain the Premises in good order, condition and repair, or to comply with applicable laws, ordinances, regulations or rules, Landlord shall give Tenant written notice to do such acts as are reasonably required to satisfy its obligations under this paragraph. If Tenant fails to promptly commence such work and diligently prosecute it to completion, Landlord shall have the right after first giving Tenant at least ten (10) days' written notice (except in an emergency), but no obligation, to do such acts and expend such funds as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the Overdue Rate from the date of such work. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

9. INDEMNITY AND EXEMPTIONS OF LANDLORD

      9.1 Indemnity. Except as set forth herein, Tenant shall indemnify, hold harmless, and defend Landlord against arty and all claims of liability for any death or injury to any person or damage to any property whatsoever occurring in, on or about the Premises or any part thereof, or occurring in, on or about any of the Common Areas, to the extent such injury or damage is cause by the act, negligence, fault or omission of any duty with respect to the same by Tenant, its agents, contractors, employees, invitees or customers. Tenant shall further indemnify, hold harmless and defend Landlord from and against any and all claims, actions and liabilities arising from (a) any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease, or (b) arising from any act or negligence of Tenant, or any of its agents, contractors, invitees or employees, or (c) any Environmental Damages arising from the presence of Hazardous Materials upon, within or about the Premises due to any act or omission of Tenant or any of its agents, contractors, invitees or employees, or Id) violation of any Environmental Requirements pertaining to the Premises or the activities therein, and (e) from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim, action or liability, and any proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord; provided, however, that Tenant shall not be liable for damage to property or death or injury to persons) occasioned by the gross negligence or intentional misconduct of Landlord or its agents or employees unless covered by insurance Tenant is required to provide.

      9.2 Exemption of Landlord From Liability. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause other than the active negligence or intentional misconduct of Landlord and its agents or employees. Without limiting the generality of the foregoing, Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, heating, air conditioning or lighting fixtures of the same, whether the damage or injury results from conditions arising upon the Premises or upon other portions of the Building from other sources. Landlord shall not be liable for any damages arising from any act or omission of any other tenant or occupant of the Building except to the extent caused by the gross negligence or intentional misconduct of Landlord.

10. INSURANCE

      10.1 Tenant's Insurance.

                (a) At all times during the Term Tenant shall maintain in effect policies of casualty insurance covering (i) all alterations, additions or improvements in, on or to the Premises as may be made or paid for by Tenant (except for Landlord's Work described in the Scope of Work), and (11) al( trade fixtures, merchandise and other personal property from time to time in, on or upon the Premises, in an amount not less than their actual replacement cost, providing protection against any peril included within the classification of "Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief, including cost of debris removal and demolition. Replacement cost for purposes hereof shall be determined by mutual agreement, or failing such agreement, by an accredited appraiser selected by Landlord, with the cost of such appraisal to be borne by Tenant. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth in Section 16, the proceeds under clause (i) above shall be paid to Landlord, and the proceeds under clause (ii) above shall be paid to Tenant.

                (b) At all times during the Term Tenant shall maintain in effect workers' compensation insurance and comprehensive public liability and property damage insurance adequate to protect Landlord against liability for injury to or death of any person or loss or injury to any property in connection with the activities of Tenant in, on or about the Premises or with the use, operation or condition of the Premises. Such insurance at all times shall afford combined single limit coverage in an amount of not less than Two Million Dollars ($2,000,000). The limits of such insurance shall not limit the liability of Tenant under this Lease. All public liability and property damage policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents or employees by reason of Tenant's negligence.

                (c) All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and any Mortgagee. All policies of insurance provided for in this Lease shall be issued by insurance companies licensed to do business in the State of California, with general policy holder's rating of not less than "A" and a financial rating of not less than "Class X" as rated in the most current available "Best's Insurance Reports,' Each policy shall name Landlord and at Landlord's request any Mortgagee as an additional insured, as their respective interests may appear, and a duplicate original of all policies or certificates evidencing the existence and amounts of such insurance shall be delivered to Landlord by Tenant at least ten (10) days prior to Tenant's occupancy of the Premises. All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will give Landlord thirty (30) days' written notice in advance of any cancellation or lapse of or any change in such insurance. All public liability, property damage and other casualty insurance policies shall be written as primary policies, not contributing with, and not in excess of coverage which Landlord may carry. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least thirty (301 flays prior to the expiration thereof. If Tenant does not procure and maintain such insurance, Landlord may (but shall not be required to) obtain such insurance on Tenant's behalf and charge Tenant the premiums therefor which shall be payable upon demand, and no such action by Landlord shall constitute a waiver of Tenant's default hereunder. Tenant may carry such insurance under a blanket policy, provided such blanket policy expressly affords the coverage required by this Lease by a Landlord's protective liability endorsement or otherwise.

                (d) Every five (5) years during the Term or whenever Tenant materially improves or alters the Premises, Tenant shall increase the policy limits for the insurance to be carried by Tenant under this Section 10 to such amounts as Landlord reasonably determines are appropriate.

      10.2 Landlord's Insurance. At all times during the Term Landlord shall maintain in effect a policy or policies of insurance covering the Building in an amount not less than ninety percent 190%) of full replacement cost (exclusive of the cost of excavations, foundations, footings and all tenant improvements constructed at the request or cost of Tenant, but inclusive of the cost of building standard tenant improvements) from time to time during the Term, providing protection against any peril generally included in the classification "Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief. Landlord's obligation to carry the insurance provided for herein may be brought within the coverage of any blanket policy or policies of insurance carried and maintained by Landlord. In addition to the coverage required by this paragraph, Landlord shall be entitled to procure (and include the premiums therefor in Operating Costs) such other types of insurance and in such amounts as Landlord may deem to be necessary or appropriate.

      10.3 Subrogation Waiver. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, partners, employees, agents and representatives of the other, on account of loss or damage of such waiving party or its property, or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carriers) that the foregoing mutual waiver of subrogation is contained in this Lease. The waivers set forth herein shall be required and effective only to the extent such waivers are available from each party's insurer without additional premium; if an extra charge is incurred to obtain such waiver, it shall be paid by the party in whose favor the waiver runs within fifteen (15) days after written notice from the other party, and, if not so paid, such other party's waiver under this paragraph shall be neither required nor effective.

11. ASSIGNMENT AND SUBLETTING

      11.1 Landlord's Consent Required. Tenant shall not sell, assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest therein, and shall not sublet the Premises or any part thereof, or suffer or permit the Premises or any part thereof to be occupied by any other person (the agents, employees, and invitees of Tenant excepted), without the prior written consent of Landlord in each instance; and any attempt to do so without such consent shall be voidable and, at Landlord's election, shall constitute a noncurable default under this Lease. No interest of Tenant in this Lease or the Premises shall be assignable by operation of law. Subject to the terms and conditions contained in this section, Landlord shall not unreasonably withhold its consent to a voluntary assignment of this Lease or a subletting of the Premises.

      11.2 Tenant's Application If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, Tenant shall submit to Landlord at least thirty (30) days prior to the proposed effective date of the assignment or sublease, in writing: (a) a notice of intent to assign or sublease, setting forth the proposed effective date thereof; (b) the name of the proposed assignee or subtenant; (c) the nature of the proposed assignee's or subtenant's business to be carried on in the Premises; (d) the terms and provisions of the proposed assignment or sublease; and (e) such financial information as Landlord may request concerning the proposed assignee or subtenant, including recent financial statements and bank references. At the time of Tenant's application to assign the Lease, Tenant may also request Landlord in writing to be released from liability under this Lease, which request may or may not be granted in Landlord's sole discretion.

      11.3 Required Provisions. All assignment or sublease agreements shall (a) contain such terms as are described in Tenant's notice under Paragraph 11.2 above or as otherwise agreed by Landlord, (b) prohibit further assignments or subleases except with Landlord's written consent, (c) impose the same obligations and conditions on the assignee or sublessee as are imposed on Tenant by this Lease (except as to rent and term or as otherwise agreed by Landlord), (d) be expressly subject and subordinate to each and every provision of this Lease, (e) have a term that expires on or before the Expiration Date, and (f) provide that Tenant and/or the assignee or sublessee shall pay Landlord the amount of any additional costs or expenses incurred by Landlord for repairs, maintenance or otherwise as a result of any change in the nature of occupancy caused by the assignment or sublease.

      11.4 Bonus Rent. Landlord shall be entitled to receive all Bonus Rent payable in connection with any assignment or sublease. Within fifteen (15) days after written request by Landlord, Tenant shall provide and certify to Landlord all financial information required for the calculation of Bonus Rent.

      11.5 Fees for Review. If Landlord retains the services of an attorney to review any aspect of the proposed assignment or sublease transaction, Tenant shall pay to Landlord all attorneys' fees reasonably incurred by Landlord in connection therewith, Tenant shall pay such attorneys' fees to Landlord within thirty (30) days after written request therefor.

      11.6 No Release of Tenant. Unless Landlord has specifically released Tenant in writing from all obligations under the Lease, no consent of landlord to any assignment or subletting by Tenant shall relieve Tenant of the obligations to be performed by Tenant under this Lease, whether accruing before or after such assignment, or subletting, and notwithstanding any subsequent modification, extension or renewal of this Lease made with or without Tenant's consent. The consent by Landlord to any assignment, transfer or subletting shall not relieve Tenant from the obligations to obtain Landlord's express prior written consent to any subsequent or other transfer or subletting. The acceptance by Landlord of payment from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer or sublease, or to be a release of Tenant from any obligation under this Lease. If the Premises or any part thereof is sublet or occupied by any person other than Tenant, Landlord may, after default by Tenant, collect the rent from any such transferee, subtenant or occupant and apply the net amount collected to the rent reserved herein, and no such action by Landlord shall be deemed a consent to such transfer, sublease or occupancy.

      11.7 Assumption of Obligations. Each assignee of Tenant shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant (unless Landlord has specifically released Tenant in writing from all obligations under the Lease) for the payment of the rent and the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term. No assignment shall be binding on Landlord unless the assignee or Tenant delivers to Landlord a counterpart of the assignment instrument in recordable form which contains a covenant of assumption by the transferee satisfactory in substance and form to Landlord, consistent with the requirements of this section. The failure or refusal of any assignee t0 execute such instrument of assumption shall not release or discharge the assignee from its liability to Landlord hereunder. Landlord shall have no obligation whatsoever to perform directly any duty to or respond directly to any request from any sublessee, it being the obligation of Tenant to administer the terms of its subleases; provided, however, Landlord shall remain liable to Tenant to perform all of Landlord's obligations under this Lease.

      11.8 Deemed Transfers. If Tenant is a privately held corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate from the Lease Date in excess of fifty percent (50%) shall be deemed an assignment or transfer within the meaning of this section. Tenant may assign this Lease or sublet the Premises or any part thereof without Landlord's prior written consent to any corporation which controls Tenant, is controlled by Tenant, or is under common control with Tenant or to any entity resulting from any reorganization, merger or the sale of substantially all of Tenant's stock, provided Tenant gives Landlord at least thirty (301 days' prior written notice of such subletting or assignment; and such subletting or assignment shall not release or discharge Tenant from any liability under this Lease.

      11.9 Landlord's Option t Recapture. Landlord reserves the option, to be exercised by giving notice to Tenant within fifteen (151 days after receipt of Tenant's notice of intent to assign of sublease to recapture the portion of the Premises described in Tenant's notice for the remainder of the Term, and to terminate this Lease with respect to such recaptured Premises. The effective date of such recapture and termination shall be as specified in Landlord's notice of exercise of its recapture option, but shall not be less than thirty (301 days nor more than sixty (601 days after the delivery of such notice. The option to recapture reserved to Landlord hereunder shall also arise in the event Tenant shall, voluntarily or involuntarily, sell, assign, mortgage, pledge, encumber or otherwise transfer this Lease or any interest herein, or sublet the Premises or any portion thereof, or suffer or permit the Premises to be occupied by any third person (the agents, employees, invitees and customers of Tenant excepted), without first obtaining the written consent of Landlord and in such event the recapture option shall apply to the portion of the Premises so affected and be exercisable but Landlord at any time after the occurrence of the event for which Landlord's consent was required by not obtained by Tenant. If this Lease is terminated pursuant to Landlord's recapture option with respect to only a portion of the Premises, the Base Rent required under this Lease and Tenant's Share shall be adjusted proportionately based on the rentable square footage retained by Tenant and the rentable square footage of the Premises leased by Tenant immediately prior to such recapture and cancellation, and Landlord and Tenant shall thereupon execute an amendment of this Lease in accordance therewith. If Landlord so recaptures a portion of the Premises, it shall construct and erect at is sole cost such partitions as may be required in Landlord's and Tenant's reasonable judgment to sever the space retained by Tenant from the space recaptured by Landlord; provided, however, that Tenant shall bear the cost of painting, covering or otherwise decorating the surfaces of such partitions which face the remaining Premises. Landlord may, without limitation, lease the recaptured portion of the Premises to the proposed subtenant or assignee, on the same or different terms as were proposed by Tenant, without liability to Tenant.

12. SUBORDINATION AND ATTORNMENT

      12.1 Subordination. Upon the written request of Landlord or any Mortgagee, Tenant will in writing subordinate its rights under this Lease to the lien of any mortgage or deed of trust now or hereafter in force against the Premises, the Building or the underlying land and to all advances made or hereafter to be made upon the security thereof, and to all extensions, modifications and renewals thereunder. Tenant shall also, upon Landlord's request, subordinate its rights hereunder t0 any ground or underlying lease which may now exist or hereafter be executed affecting the Building and/or the underlying land. Tenant shall have the right to condition its subordination upon the execution and delivery of an attornment and nondisturbance agreement, as described in Paragraph 12.2, between the Mortgagee or the lessor under any such ground or underlying lease and Tenant Tenant shall not subordinate its rights hereunder to any lien other than that of a first mortgage or first deed of trust, except with the prior written consent of the Mortgagee holding such first mortgage or deed of trust.

      12.2 Attornment. Upon the written request of the Landlord or any Mortgagee or any lessor under a ground or underlying lease, Tenant shall attorn to any Mortgagee or lessor, provided such Mortgagee or lessor agrees that if Tenant is not in default under this Lease, Tenant's possession of the Premises in accordance with the terms of this Lease shall not be disturbed, Such agreement shall provide, among other things, (a) that this Lease shall remain in full force and effect, (b) that Tenant pay rent to said Mortgagee or lessor from the date of said attornment, (c) that said Mortgagee or lessor shall not be responsible to Tenant under this Lease except for obligations accruing subsequent to the date of such attornment, and (d) that Tenant, in the event of foreclosure or a deed in lieu thereof or a termination of the ground or underlying lease, will enter into a new lease with the Mortgagee, lessor or other person having or acquiring title on the same terms and conditions as this Lease and for the balance of the Term.

      12.3 Nonmaterial Amendments. If any lender should require any modification of this Lease as a condition of loans secured by a lien on the Premises, the Building or the land underlying the Building, or if any such modification is required as a condition to a ground or underlying lease, Tenant will not unreasonably withhold its approval or execution of any such modifications, promptly after request by Landlord provided no such modification shall relate to the rent payable hereunder, the length of the Term or otherwise materially change the rights or obligations of Landlord or Tenant.

13. DEFAULT BY TENANT

      13.1 Acts Constituting Default. In addition to the events specified as a default elsewhere in this Lease, the failure of Tenant to perform each covenant made under this Lease, or any abandonment of the Premises by Tenant, shall constitute a default hereunder. However, Landlord shall not commence any action to terminate Tenant's right of possession as a consequence of a default until any period of grace with respect thereto has elapsed; provided, that any such period of grace shall be in lieu of and not in addition to the period during which Tenant may cure such default following the delivery of notice pursuant to California Code of Civil Procedure Section 1 161.

                (a) Subject to the limitation expressed in Paragraph 13.1(c), Tenant shall have a period of three (3) days from the date of written notice from Landlord within which to cure any default in the payment of any monetary obligations of Tenant under this Lease.

                (b) Tenant shall have a period of fifteen (15) days from the date of written notice from Landlord within which to cure any other default under this Lease which is capable of being cured; provided, however, that with respect to any default which cannot reasonably be cured within fifteen (15) days, the default shall not be deemed to be uncured if Tenant commences to cure within five (5) days from Landlord's notice and thereafter prosecutes diligently and continuously to completion all acts required to cure the default.

                (c) There shall be no period of grace with respect to any default by Tenant which is not capable of being cured. Landlord and Tenant stipulate that the following defaults are not capable of being cured by Tenant: (i) any default which is specified in this Lease as being incurable; (ii) any unauthorized sale, assignment, mortgage, pledge, hypothecation, encumbrance or other transfer of this Lease or any interest herein, or any unauthorized subletting of all or any portion of the Premises; (iii) the commission of waste by Tenant; (iv) the failure of Tenant to pay rent or any other monetary obligation of Tenant hereunder on the due date thereof where such failure occurs on more than three (3) consecutive occasions or more than six (61 occasions during any twelve (12) month period; and (v) any other default which is recognized under California law as being incurable.

      13.2 Landlord's Remedies. If Tenant fails to cure a default, or in the event of a default which is not capable of being cured by Tenant, Landlord shall have the following rights and remedies in addition to any other rights and remedies available to Landlord at law or in equity:

                (a) Landlord shall have all rights and remedies provided by California Civil Code Section 1951.2 (or any successor statute), including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2;

                (b) Landlord shall have rights and remedies provided by California Civil Code Section 1951,4 (or any successor statute), which allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon the Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession; and

                (c) Landlord shall have the right, but not the obligation, to make any payment or perform any act on Tenant's part as may be required to cure Tenant's default, without waiving its rights based upon such default by Tenant and without releasing Tenant from any of its obligations. All sums so paid and all costs incurred by Landlord, together with interest thereon at the Overdue Rate from the date of such payment or the incurrence of such cost by Landlord, whichever occurs first, shall be paid to Landlord on demand.

14. DEFAULT BY LANDLORD

      14.1 Existence of Default. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform such obligation within twenty (20) days after receipt of written notice by Tenant to Landlord specifying such failure; provided, however, that if the nature of the Landlord's default is such that more than twenty (20) days are required for its cure, then Landlord shall not be deemed to be in default if it commences such cure within the twenty (20) day period and thereafter diligently prosecutes such cure to completion,

      14.2 Mortagaee's Right To Cure. Tenant shall give any Mortgagee a copy, by registered mail, of any notice of default served upon Landlord, provided that Tenant previously has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such Mortgagee. If Landlord fails to cure such default within the time provided in this Lease, any such Mortgagee shall have an additional forty-five (45) days within which to cure such default by Landlord, or if such default cannot be cured within that time, then such additional time as may be necessary if within that forty-five (45) day period the Mortgagee has commenced and is pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so pursued.

      14.3 Judgment Against Landlord. If Tenant recovers any judgment against Landlord for a default by Landlord under this Lease, the judgment shall be satisfied only out of the interest of Landlord in the Building and neither Landlord nor any of its partners, officers, employees or agents shall be personally liable for any such default or for any deficiency.

15. CONDEMNATION

      15.1 Termination Due To Taking. If ail or any part of the Premises are the subject of a Taking, either Landlord or Tenant may, by written notice given to the other within thirty (30) days of receipt of notice of such Taking, elect to terminate this Lease as of the date possession is transferred pursuant to the Taking; provided, however, that before Tenant may terminate this Lease for a Taking, such 'faking must be of such an extent and nature as to substantially impede Tenant's use of the Premises, If any pan of the Building other than the Premises shall be the subject of a Taking, Landlord may elect to Terminate this Lease. If there is a Taking of all or a part of the Parking Facilities and the parking rights granted to Tenant under Paragraph 2.4 are substantially reduced thereby, Landlord shall have the right to provide replacement parking to compensate for such reduction within other parking areas serving the Office Complex. 1f such replacement parking is not provided, then for a period of thirty (30) days after Landlord notifies Tenant that such replacement parking cannot be provided, Tenant shall have the right to terminate this Lease, effective at a time specified by Tenant not to exceed thirty (30) days from the date of the notice.

      15.2 No Termination Due To Taking. If a partial Taking of the Premises does not result in a termination of this Lease, Base Rent, Tenant's Share of Increased Operating Costs and Tenant's parking rights shall be reduced in proportion to what the area of the Premises taken bears to the area of the Premises immediately prior to the Taking. No temporary taking of the Premises or any part of the Building shall terminate this Lease, except at Landlord's election, or give Tenant any right to any abatement of Base Rent or Increased Operating Costs, except that Base Rent and Operating Costs shall be reduced in accordance with the preceding sentence during that portion of any temporary Taking of the Premises lasting more than thirty (301 days. Each party hereto waives the provisions of California Code of Civil Procedure Section 1265.130 (or any successor statute) allowing either party to file a petition to terminate this Lease for a partial Taking.

      15.3 Award For Taking. No award for any partial or entire Taking shall be apportioned, and Tenant hereby assigns to Landlord any and all rights of Tenant to any portion of the award for a Taking. However, nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for taking of personal property belonging to Tenant.

16. DAMAGE AND DESTRUCTION

      16.1 Partial Damage - Insured. If the Premises or the Building are damaged by a risk covered under fire and extended coverage insurance insuring Landlord, then Landlord shall restore such damage provided insurance proceeds are available to Landlord to pay ninety percent (90%) or more of the cost of restoration, and provided such restoration by Landlord can be completed within eight (8) months after the commencement of work in the opinion of a licensed architect or engineer appointed by Landlord. 1n such event this Lease shall continue in full force and effect, except that Tenant shall, so long as the damage is not due to the act or omission of Tenant, be entitled to an equitable reduction of Bass Rent and Tenant's Share of Increased Operating Costs while such restoration takes place, such reduction to be based upon the extent to which the damage or restoration efforts materially interfere with Tenant's use of the Premises.

      16.2 Partial Damage - Uninsured. If the Premises or the Building are damaged by a risk not covered by such insurance or if the insurance proceeds available to Landlord are less than eighty percent (80%) of the cost of restoration, or if the restoration cannot be completed within eight (8) months after the commencement of work in the opinion of the licensed architect or engineer appointed by Landlord, then Landlord shall have the option either to (a) repair or restore such damage, this Lease continuing in full force and effect, with the Base Rent and Tenant's Share of Increased Operating Costs to be equitably reduced as provided in Paragraph 16.1, or (b) give notice to Tenant at any time within ninety (90) days after such damage terminating this Lease as of a date to be specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after the giving of such notice. If such notice is given, this Lease shall expire and any interest of Tenant in the Premises shall terminate on the date specified in such notice. The Base Rent and Tenant's Share of Increased Operating Costs during the period prior to the termination shall be reduced as provided in Paragraph 16.1 and paid up through the date of termination.

      16.3 Total Destruction. if the Premises are totally destroyed or in Landlord's judgment the Premises cannot be restored as required herein under applicable laws and regulations, notwithstanding the availability of insurance proceeds, this Lease shall be terminated effective as of the date of the damage.

      16.4 Landlord's Obligations. Any restoration by Landlord pursuant to Paragraphs 16.1 or 16.2 shall be commenced as soon as reasonably possible after the date of damage and prosecuted diligently to completion at the earliest possible date. Landlord shall not be required to carry insurance of any kind on Tenant's property and shall not be required to repair any injury or damage thereto by fire or other causes, or to make any restoration or replacement of any paneling, decorations, partitions, ceilings, floor covering, office fixtures or any other improvements or property installed in the Premises by or at the direct or indirect expense of Tenant and Tenant shall be required to restore or replace same in the event of damage. Tenant shall have no claim against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration. Notwithstanding anything to the contrary contained in this section, Landlord shall have no obligation to repair, reconstruct or restore the Premises with respect to damage or destruction as described in this section occurring during the last twelve (12) months of the Term.

      16.5 Waiver by Tenant. Tenant shall have no right to terminate this Lease as a result of any statutory provisions now or hereafter in effect pertaining to the damage and destruction of the Premises or the Building, except as expressly provided herein, and Tenant expressly waives the provisions of California Civil Code Sections 1932(2) and 1933(4) with respect to any damage or destruction of the Premises.

17. DEFINITIONS

      17.1 "Rase Rent" means the monthly rent payable pursuant to Paragraph 4.1, and as specified in the Basic Lease Provisions.

      17.2 "Base Year" means the calendar year specified in the Basic Lease Provisions.

      17.3 "Basic Lease Provisions" means the provisions contained in Paragraph 1.2 of this Lease.

      17.4 "Bonus Rent" means the excess of (a) all consideration received by Tenant from an assignment of this Lease or a sublease of all or any portion of the Premises over (b) the Base Rent, Increased Operating Costs and other charges payable by Tenant to Landlord under this Lease (prorated, in the case of a sublease of less than all of the Premises, to reflect obligations allocable to only the portion of the Premises so sublet). In determining the total consideration under the foregoing clause la), Tenant shall be entitled to exclude therefrom reasonable leasing commissions paid by Tenant to any unaffiliated third party, payments attributable to the amortization of the cost of improvements Tenant must make to the Premises at its cost to ready same for the assignee or sublessee, and other reasonable, out-of-pocket costs paid by Tenant which are directly related to Tenant's obtaining the assignment or sublease.

      17.5 "Building" means the highrise office building described in the Basic Lease Provisions, the parcels of land on which such office building is situated, all other improvements situated on the land, and all rights and easements appurtenant thereto. Except where the context requires otherwise, references to the "Building" shall include the Common Areas and the Parking Facilities serving the Building and other buildings in the Office Complex.

      17.6 "Commencement Date" means the date determined pursuant to Paragraph 3.2 of this Lease for the commencement of the Term. 17.7 "Common Areas" means areas within the Building (including common corridors and hallways, stairwells, elevators, restrooms, lobbies and other public areas) and within the Office Complex which are available for nonexclusive use by Tenant and other tenants of the Building or the Office Complex.

     17.7 "Common Areas" means areas within the Building (including common corridors and hallways, stairwells, elevators, restrooms, lobbies and other public areas) and within the Office Complex which are available for nonexclusive use by Tenant and other tenants of the Building or the office Complex.

      17.8 "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities, strict costs and expenses of defense of any claim and of any settlement or judgment, including without limitation reasonable attorneys' fees and consultants' fees, any of which are incurred at any time as a result of the existence of "Hazardous Material" upon, about, beneath the Premises or migrating or threatening to migrate to or from the Premises, or the existence of a violation of "Environmental Requirements" pertaining to the Premises including, without limitation: (a) damages for personal injury, or injury to property or natural resources occurring upon or off of the Premises, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, interest and penalties including but not limited to claims brought by or on behalf of employees of Tenant, with respect to which Tenant waives any immunity to which it may be entitled under any industrial or worker's compensation laws; (b) diminution in the value of the premises, and damages for the loss of or restriction on the use of or adverse impact on the marketing of rentable or usable space of any amenity of the Premises; (c) fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such "Hazardous Materials" or violation of "Environmental Requirements" including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, containment, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Premises or any other property or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing this agreement or collecting any sums due hereunder; and (d) liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced in subparagraph (c) herein.

      17.9 "Environmental Requirements" means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health, or the environment, including, without limitation: (a) all requirements, including but not limited to, those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature; and (b) all requirements pertaining to the protection of the health and safety of employees or the public.

      17.10 "Expiration Date" means the scheduled date on which the Term will expire as determined pursuant to Paragraph 3.2 of this Lease.

      17.11 "Hazardous Materials" means any substance (a) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy; or (b) which is or becomes defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation or ordinance or amendments thereto; or (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; or (d) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the Premises or the health or safety of persons on or about the Premises; or (e) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; or (f) which contains polychlorinated bipheynols (PCBs), asbestos or urea formaldehyde foam insulation.

      17.12 "Increased Operating Costs" means the amount by which the Operating Costs during any Subsequent Year exceed the Operating Costs for the Base Year.

      17.13 "Landlord's Work" means the work, if any, to be performed by Landlord to ready the Premises for Tenant's occupancy, as specified in the Scope of Work.

      17.14 "Lease Date" means the date specified in the Basic Lease Provisions, which shall be the effective date of execution of this Lease by Landlord and Tenant unless otherwise provided in this Lease.

      17.15 "Mortgagee" means the holder of any mortgage or deed of trust secured by the Building or the Premises or any portion thereof.

      17.16 "Office Complex" means the development comprised of the three office buildings commonly known as Watergate Towers I, II and III, addressed, respectively, as 1900 Powell Street, 2200 Powell Street and 2000 Powell Street, Emeryville, California.

      17.17 "Operating Costs" means all actual costs of ownership, operation, maintenance, repair and management of the Building, including the Building's share of all such costs of the Parking Facilities and the Common Areas which are shared with other buildings in the Office Complex to be based on Landlord's reasonable allocation among the buildings. If during the Base Year or any Subsequent Year the Building is less than ninety-five percent (95%) occupied, those Operating Costs which vary based on the level of occupancy shall be adjusted upward to reflect, in Landlord's reasonable judgment, the Operating Costs that would apply during such year if the Building were at least ninety-five percent (95%) occupied.

      17.17.1. Operating Costs shall include:

                (a) salaries, and other compensation, including payroll taxes, vacation, holiday and other paid absences, and welfare, retirement and other fringe benefits, paid to employees, independent contractors or agents of Landlord engaged in the operation, repair, management or maintenance of the Building, including (i) elevator operators, (ii) window cleaners, miscellaneous repair personnel, janitors, cleaning personnel and porters, (iii) security personnel and caretakers, and (iv) engineers, mechanics, electricians and plumbers;

                (b) repairs and maintenance of the Building and the costs of supplies, tools, materials and equipment for such repairs and maintenance that are under generally accepted accounting principles not capitalized;

                (c) premiums and other charges incurred by Landlord for insurance on the Building and for Landlord's employees, including (i) fire and extended coverage insurance, and earthquake, windstorm, flood and explosion insurance, (ii) public liability and property damage insurance, (iii) worker's compensation insurance, (iv) boiler and machinery insurance, sprinkler leakage, water damage and related liability insurance, and burglary, fidelity and pilferage insurance on equipment and materials, (v) health, accident and group life insurance, (vi) such other insurance as is customarily carried by operators of comparable first-class office buildings in the San Francisco Bay Area;

                (d) costs incurred for inspection and servicing, including all outside maintenance contracts necessary for the maintenance of the Building, such as janitorial and window cleaning, rubbish removal, exterminating, water treatment, elevator, electrical, plumbing and mechanical equipment, and the costs of materials, tools, supplies and equipment used for inspection and servicing of the Building;

                (e) costs incurred for electricity, water, gas, fuel and' other utilities;

                (f) payroll taxes, federal taxes, state and local unemployment taxes, and social security taxes paid for the employees of Landlord engaged in the operation, maintenance and repair of the Building;

                (g) sales, use and excise taxes on goods and services purchased by Landlord for use in the Building;

                (h) license, permit and inspection fees; (i) accounting and legal fees;

                (j) Customary management fees not to exceed five percent (5%) of the gross revenues of the Building;

                (k) the annual amortization over its useful life, with a reasonable salvage value on a straightline basis, of the costs of any capital improvements made by Landlord and required by any changes in applicable laws, rules or regulations of any governmental authority enacted after the Building was completed;

                (l) the annual amortization over its useful life, with a reasonable salvage value on a straightline basis, of the costs of any equipment or capital improvements made by Landlord after the Building was completed as a labor-saving measure or to accomplish other savings in operating, repairing, managing or maintaining the Building, but only to the extent of the savings;

                (m) the annual amortization, over its useful life on a straight line basis, of the cost of any exterior window draperies provided by Landlord and the carpeting in the Common Areas;

                (n) any costs for substituting work, labor, materials or services in place of any of the above items, or for any additional work, labor, materials, services or improvements to comply with any governmental laws, rules, regulations or other requirements applicable to the Building enacted after the Building was completed which are considered operating expenses under generally accepted accounting principles;

                (o) other costs reasonably necessary to maintain, operate, repair and manage the Building in a first-class mariner and condition;

                (p) all real property taxes on the Building, the land on which the Building is situated, and the various estates in the Building and a proportion of the real property taxes on the land and improvements comprising the Parking Facilities and the Common Areas shared with other buildings in the Office Complex, based on Landlord's reasonable allocation among the buildings using such facilities and areas;

                (q) all personal property taxes levied on property used in the operation of the Building;

                (r) all taxes of every kind and nature whatsoever levied or assessed in lieu of or in substitution for existing or additional real or personal property taxes on the Building, land or personal property other than taxes covered by Paragraph 4.4, including, but not limited to, any charge, levy, excise or assessment upon Landlord's business of leasing the Premises or other portions of the Building or the Parking Facilities; and

                (s) the cost to Landlord of contesting the amount, validity or applicability of any of the foregoing items.

      17.17.2. Operating Costs shall exclude:

                (a) leasing commissions, costs, disbursements, attorneys' fees, accounting fees and other expenses incurred for leasing, renovating or improving space for tenants;

                (b) the cost of electricity or other services sold to tenants for which Landlord is to be reimbursed as a charge over the rent payable under the leases with such tenants;

                (c) costs incurred because Landlord or another tenant violated the terms of any lease of the Building;

                (d) interest on debt or amortization payments on mortgages or deeds of trust or any other debt for borrowed money, except as herein expressly permitted;

                (e) items and services for which Tenant reimburses Landlord or pays third parties or that Landlord provides selectively to one or more tenants of the Building other than Tenant without reimbursement;

                (f) advertising and promotional expenses;

                (g) repairs or other work needed because of fire or other casualty insured against by Landlord;

                (h) costs incurred in operating the Parking Facilities except to the extent the cost of operating the Parking Facilities exceeds the revenues generated from operation thereof;

                (i) nonrecurring costs incurred to remedy structural defects in the original construction materials or insulation; and

                (j) costs incurred by Landlord for alterations that are considered capital improvements under generally accepted accounting principles except to the extent the same are expressly permitted under Paragraph 17.17.1

      17.18 "Overdue Rate" means the lesser of; (a) eighteen percent (18%) per annum; or (b) the maximum rate permitted under applicable usury law.

      17.19 "Parking Charge" means the monthly amount to be paid by Tenant for each parking permit issued to Tenant pursuant to Paragraph 2.4, which amount is specified in the Basic Lease Provisions and subject to increase.

      17.20 "Parking Facilities" means the parking lot(s) and parking structure(s) located within or adjacent to the Office Complex and designated by Landlord as serving the Building.

      17.21 "Premises" means the portion of the Building demised by this Lease, as designated by suite number in the Basic Lease Provisions and shown on Exhibit A to this Lease.

      17.22 "Rule and Regulations" means the rules and regulations regulating the use of the Premises, the Common Areas, Parking Facilities and other portions of the Building promulgated by Landlord from time to time as provided in paragraph 5.6 of this Lease.

      17.23 "Security Deposit" means the amount specified in the Basic Lease Provisions, which is to be held by Landlord to secure tenant's performance of its obligations under this Lease as provided in paragraph 4.2

      17.24 "Scope of Work" means the Scope of Work Agreement if any, executed by Landlord and Tenant concurrently with their execution of the Lease, which will de attached as Exhibit B to this Lease and will establish the full extent of Landlord's Work in readying the Premises for Tenant's occupancy hereunder.

      17.25 "Subsequent Year" means any calendar year during the Term after the Base Year.

      17.26 "Substantial Completion" means (a) completion, as determined in the event of a dispute by Landlord's architect in accordance with AIA standards, of Landlord's Work except for such items a$ constitute a minor defect or deficiency which can be completed or corrected after occupancy without causing any material interference with Tenant's use of the Premises, and (b) the issuance of a certificate of occupancy by the City of Emeryville or such other governmental authorization as may be required for occupancy of the Premises.

      17.27 "Taking" means the taking of property or any interest therein for public or quasi public use by exercise of the power of eminent domain or otherwise, or a taking in the nature of inverse condemnation, with or without litigation, or a transfer of property or any interest therein pursuant to an agreement entered into under threat of exercise of the power of eminent domain.

      17.28 "Tenant Parking" means the number of permits to park passenger automobiles in the Parking Facilities which are to be issued to Tenant pursuant to paragraph 2.4, and as specified in the Basic Lease Provisions.

      17.29 "Tenant's Share" means the ratio that the rentable square footage of the Premises bears to the total rentable square footage of the Building. If the rentable square footage of the Premises and/or the total rentable square footage of the Building changes, Tenant's Share shall be appropriately adjusted so that it at all times reflects the proportion which the rentable square footage of the Premises bears to the total rentable square footage of the Building.

      17.30 "Term" means the term of this Lease, including any permitted extensions or renewals thereof.

18. MISCELLANEOUS PROVISIONS

      18.1 Estoppel Certificates. Within ten (10) days following any written request Landlord may make from time to time, Tenant without any charge therefor, shall execute, acknowledge and deliver a statement certifying: (a) the Commencement bate of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in the statement; and (e) such other matters as may be reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by a mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein. Tenant's failure to deliver any such statement within said ten (10) day period shall constitute a material default, arid Tenant shall indemnify and hold Landlord harmless from and against any and all liability, loss, cost, damage and expense which Landlord may sustain or incur as a result of or in connection with Tenant's failure or delay in delivering such statement. If Landlord elects to sell the Building or to obtain loans secured by a lien on the Building, Tenant, promptly after demand, shall provide to any such purchaser or lender financial statements of Tenant reasonably required by the purchaser or lender, The financial statements so provided shall be kept confidential as to any parties other than the purchaser or lender.

      18.2 Surrender of Premises. A voluntary or other surrender of this Lease by Tenant or the mutual cancellation of this Lease shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

      18.3 Light and Air. No diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease.

      18.4 Waiver. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of the term, covenant or condition itself or a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepts such rent. Failure by Landlord or Tenant to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord or Tenant, as the case may be, to insist thereafter upon strict performance by Tenant the other party, Waiver by Landlord or Tenant of any term, covenant or condition contained in this Lease may only be made by a written document signed by the party being bound.

      18.5 Attorneys' Fees, In the event that any action or proceeding (including arbitration) is brought to enforce or interpret any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such action or proceeding (whether after trial or appeal) shall be entitled to recover from the party not prevailing its expenses therein, including reasonable attorneys' fees and all allowable costs. If Landlord is made a party to any action or proceeding commenced by a third party due to any actual or alleged act or omission of Tenant or Tenant's agents, employees, contractors, invitees or subtenants, Tenant shall indemnify and hold Landlord harmless from all costs incurred in such action or proceeding, including reasonable attorneys' fees. Subject to the foregoing obligation of Tenant, if Tenant is made a party to any action or proceeding commenced by a third party due to any actual or alleged act or omission of Landlord or Landlord's agents, employees, contractors or invitees, Landlord shall indemnify and hold Tenant harmless from all costs incurred in such action or proceeding, including reasonable attorneys' fees. If Tenant requests Landlord's consent to, approval of or signature on any instrument or agreement which would alter or affect Landlord's legal rights and duties, Tenant shall reimburse Landlord upon demand for Landlord's reasonable attorneys' fees incurred in connection with the review and evaluation of the requested action.

      18.6 Notices. Any notice required or permitted under this Lease shall be in writing and shall be delivered either personally or by depositing same in the United States Mail, postage prepaid, registered or certified, return receipt requested, addressed to the intended recipient at such party's address set forth in the Basic Lease Provisions or at such other address as such party has theretofore specified by written notice delivered in accordance with this paragraph. Any notice delivered by mail in the manner specified in this paragraph shall be deemed delivered on the earlier of the third day following deposit thereof in the United States Mail or on the delivery date shown on the return receipt prepared in connection therewith; and any such notice specifying a default by Tenant shall be deemed sufficient for all purposes under California Code of Civil Procedure Sections 1161 and 1162, notwithstanding the fact that such notice is not personally served on Tenant or that such notice does not demand possession of the Premises as an alternative to Tenant's curing of such default.

      18.7 Merger. Notwithstanding the acquisition (if same should occur) by the same party of the title and interests of both Landlord and Tenant under this Lease, there shall never be a merger of the estates of Landlord and Tenant under this Lease, but instead the separate estates, rights, duties and obligations of Landlord and Tenant, as existing hereunder, shall remain unextinguished and continue, separately, in full force and effect until this Lease expires or otherwise terminates in accordance with the express provisions herein contained.

      18.8 Substituted Premises. [Intentionally deleted.]

      18.9 Headings. Words used in neuter gender include the feminine and masculine, where applicable. If there is more than one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several. The headings and titles to the sections and paragraphs of this Lease are used for convenience only and shall have no effect upon the construction or interpretation of this Lease.

      18.10 Time And Applicable Law. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by and interpreted in accordance with the laws of the State of California.

      18.11 Successors And Assigns. Each conveyance by Landlord or its successors in interest of Landlord's interest in the Building or the Premises prior to the expiration or termination of this Lease shall be subject to this Lease and shall relieve the grantor of all further liability or obligations as Landlord, except for such liability or obligations accruing prior to the date of such conveyance. If any Security Deposit has been given to Landlord, Landlord shall deliver such Security Deposit to Landlord's successors in interest, whether such interest is acquired by sale, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Subject to the foregoing and to the provisions of Section 16, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

      18.12 Entry by Landlord. Landlord and its authorized representative shall have the right to enter the Premises: (a) to inspect the Premises; (b) to supply any service provided to Tenant hereunder: (c) to show the Premises to prospective brokers, agents, purchasers, lenders or tenants; (d) to post notices of non-responsibility, (e) to alter, improve or repair the Premises and any other portion of the Building; and (f) to erect scaffolding and other necessary structures, where required by the work to be performed, all without reduction or abatement of rent. Tenant hereby waives any claim for damages for any injury to or interference with Tenant's business or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have a key to unlock all doors in and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any means which Landlord deems proper to open said doors in an emergency, and any such entry to the Premises shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into the Premises or a detainer of the Premises or an eviction of Tenant from any portion of the Premises.

      18.13 Entire Agreement. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties hereto.

      18.14 Severability. If any provision of this Lease or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

      18.15 Signs. Tenant shall not place or permit to be placed in or upon the Premises where visible from outside the Premises or any part of the Building, any signs, notices, drapes, shutters, blinds or window coatings, or displays of any type without the prior written consent of Landlord. Landlord shall consent to the location at the cost of Tenant of a building standard sign on or near the entrance of the Premises and shall include Tenant in the Building directories located in the Building. Landlord reserves the right in Landlord's sole discretion to place and locate on the roof and exterior of the Building and in any area of the Building not leased to Tenant, such signs, notices, displays and similar items as Landlord deems appropriate in the proper operation of the Building,

      18.16 Execution By Landlord. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon execution and delivery hereof by Tenant and by Landlord, No act or omission of any employee or agent of Landlord or of Landlord's broker shall alter, change or modify any of the provisions hereof.

      18.17 Brokers. Tenant shall hold Landlord harmless from all damages (including attorneys' fees and costs) resulting from any claims that may be asserted against Landlord by any broker, finder, or other person with whom Tenant has or purportedly has dealt, except the leasing agent for the Building duly appointed by Landlord.

      18.18 Name of Building. Tenant shall not use the name of the Building for any purpose other than the address of the business to be conducted by Tenant in the Premises. Tenant shall not use any picture of the Building in its advertising, stationery or in any other manner, so as to imply that the entire Building is leased by Tenant. Landlord expressly reserves the right at any time to change the name or street address of the Building without in any manner being liable to Tenant therefor.

      18.19 Nonrecordability of Lease. Tenant agrees that in no event shall this Lease or a memorandum hereof be recorded without Landlord's express prior written consent, which consent Landlord may withhold in its sole discretion.

      18.20 Construction. All provisions hereof, whether covenants or conditions, shall be deemed to be both covenants and conditions, The definitions contained in this Lease shall be used to interpret the Lease. All rights and remedies of Landlord and Tenant shall, except as otherwise expressly provided, be cumulative and non-exclusive of any other remedy at law or in equity.

      18.21 Inability To Perform. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of force majeure, strike, labor troubles, acts of God, acts of government, unavailability of materials or labor, or any other cause beyond the control of Landlord.

      18.22 Authority. If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants that Tenant is qualified to do business in California and that he is duly authorized to execute and deliver this Lease on behalf of Tenant and shall deliver appropriate certification to that effect if requested. If Tenant is a partnership, joint venture, or other unincorporated association, each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant and that this Lease is binding on Tenant. Furthermore, Tenant agrees that the execution of any written consent hereunder, or any written modification or termination of this Lease, by any general partner of Tenant or any other authorized agent of Tenant, shall be binding on Tenant.

      18.23 Quiet Enjoyment. So long as Tenant is not in default under this Lease, Tenant shall have quiet enjoyment of the Premises for the Term, subject to all the terms and conditions of this Lease and all liens and encumbrances prior to this Lease.

19. EXTRA PARKING PERMITS

      Tenant, provided Tenant is not in default under this Lease, shall have the right to utilize sixteen (1 fit extra parking permits at the then current rate for monthly parking in the parking structure so long as there is sufficient monthly parking available to reasonably provide for the proportionate parking requirements of all the tenants within the Building. If, in Landlord's opinion, there is insufficient parking, then Landlord reserves the right to revoke the extra parking permits issued.

20. LETTER OF CREDIT/SECURITY DEPOSIT

      Within ten (10) days after execution of this Lease, Tenant shall deposit with Landlord cash in the amount of $1,780.35 to increase the cash portion of the Security Deposit held by Landlord to $13,233. 60, In addition, Tenant shall deliver to Landlord a clean, irrevocable letter of credit issued by a bank reasonably acceptable to Landlord in the amount of $19,209.65. Such letter of credit shall have an expiration date not less than one (1) year from the date of issuance and, should Tenant fail to deliver to Landlord a renewal thereof or a new letter of credit within thirty (30) days prior to such expiration date, Landlord shall have the right to draw down the entire letter of credit and retain the proceeds thereof as a cash Security Deposit. The letter of credit shall permit partial drawings thereunder and shall be payable upon presentation of a sight draft and a certificate from Landlord under the terms of the Lease to draw down the funds requested in such sight draft.

21. RIGHT TO NEGOTIATE LEASE OF ADDITIONAL SPACE

      21.1 Grant of Right. During the Term of this Lease and provided Tenant is not in material default under this Lease, Tenant shall have the right to negotiate (the "Negotiation Right") to lease additional office space in the Building as such space becomes available. This Negotiation Right shall arise and may be exercised only in accordance with the terms of this section.

      21.2 Notice of Space Requirement. As Tenant requires additional space, Tenant shall notify Landlord in writing of its additional space requirements, which notice shall state the number of square feet required by Tenant (the "Requirement Notice"). Tenant's Negotiation Right shall become operative upon Landlord's receipt of Tenant's Requirement Notice; provided, however, that such Negotiation Right shell be subject to any preexisting options, rights of refusal or rights to negotiate contained in leases with other tenants. For purposes hereof, a right of refusal or right to negotiate in another lease shall be deemed to preexist Tenant's Negotiation Right where the same became operative prior to the date Tenant delivered its Requirement Notice for additional space as set forth in a previously delivered Requirement Notice; and such subsequent Notice shall serve to terminate any previous Requirement Notice and Tenant's Negotiation Right.

      27.3 Exercise of Negotiation Right. Where Tenant's Negotiation Right is operative and not subject to any preexisting options, rights of refusal or rights to negotiate in other leases, the following procedure shall apply:

                (a) At such time as office space in the Building encompassing a square footage equal to or greater than that specified in Tenant's Requirement Notice is available for lease, Landlord shall give Tenant notice thereof and shall specify in such notice the additional office space which is available and the rent and other basic economic terms on which Landlord is willing to lease such additional office space to Tenant (the "Offer Notice"), The rent specified in the Offer Notice will be equal to the then fair market rental value for comparable premises in the Building.

                (b) Tenant shall have a period of five (5) business days after receipt of the Offer Notice within which to notify Landlord in writing of Tenant's exercise of the Negotiation Right. Should Tenant fail to so notify Landlord within said five (5) business day period, Tenant's Negotiation Right shall lapse and Landlord shall be free to deal with the office space described in the Offer Notice without regard thereto.

                (c) if Tenant gives Landlord timely notice of Tenant's exercise of the Negotiation Right (the "Exercise Notice"), Tenant shall specify in its Exercise Notice (i) the amount of additional office space Tenant desires to lease (which shall not be less than the amount stated in Tenant's Requirement Notice), (ii) whether the rent and other basic economic terms described in the Offer Notice are acceptable to Tenant and, if not, the rent or other basic economic terms Tenant proposes in their place, and (iii) any additional terms or conditions Tenant desires with respect to the lease of such additional office space. Promptly following Landlord's receipt of Tenant's Exercise Notice, the parties shall meet to negotiate an amendment to this Lease to expand the Premises to include the additional office space specified therein (the "Expansion Amendment"). The Expansion Amendment shall incorporate the terms and provisions of this Lease except insofar as the same are inconsistent with the rent and other basic economic terms the parties have negotiated pursuant to this section or are not reasonably applicable to such expansion.

                (d) if the parties fail to mutually agree upon and execute a definitive Expansion Amendment with in twenty (20) business days after Tenant's delivery of the Exercise Notice, Tenant's Negotiation Right shall lapse and Landlord shall be free to deal with the office space described in Landlord's Offer Notice without regard thereto.

      21.4 Limitation of Right. Nothing in this section shall be construed to require Landlord to lease to Tenant any portion of any floor in the Building which would leave Landlord with a remainder of such floor that was not commercially and economically rentable to third parties.

22. TERMINATION OF EXISTING LEASE

As of the Commencement Date, Landlord shall terminate the entire existing direct lease between Landlord and Tenant for a portion of Tenant's premises on the ninth (9th) floor of the Building dated December 15, 1992, the Amendment to Lease dated April 30, 1993, the Second Amendment to Lease dated December 21, 1993, and the Third Amendment to Lease dated February 16, 1994 (collectively, "Existing Lease"),

TENANT:	TENANT:
WATERGATE TOWER ASSOCIATES,	SCOPUS TECHNOLOGY, INC.,
a California limited partnership	a California corporation
By: /s/ F.P. Lathrop, by Sandra L. Hyde	By: /s/ S. Sasson
Its: General Partner/Attorney-in-Fact	Its: Vice President, Operations

Exhibit A

Drawing of Floor Plan

Exhibit B

Scope of Work

1. Landlord shall be responsible, at its sole cost and expense, for constructing certain tenant improvements ("Landlord's Work") in accordance with the final plans and specifications ("Final Plans") prepared by Carl Mehler & Associates dated as of August 9. 1994, with general revisions dated August 15, 1994.

2. Any Changes to Landlord's Work from the Final Plans ("Change Orders") may be made only at Tenant's written request, approved by Landlord. Tenant shall be responsible for any delay in the Substantial Completion of Landlord's Work and any increase in the cost of Landlord's Work as a result of such Change Orders.

3. Tenant shall be responsible, at its sole cost and expense, for any telephone and computer installation, including wiring, and for any other tenant improvements not included in the Final Plans.

WATERGATE TOWER ASSOCIATES,	SCOPUS TECHNOLOGY, INC.,
a California limited partnership	a California corporation
By: /s/ F.P. Lathrop, by Sandra L. Hyde	By: /s/ S. Sasson
Its: General Partner/Attorney-in-Fact	Its: Vice President, Operations